UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2020

eBay Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37713	77-0430924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2025 Hamilton Avenue

San Jose, California 95125

(Address of principal executive offices)

(408) 376-7008

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common stock	EBAY	The Nasdaq Global Select Market
6.00% Notes due 2056	EBAYL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD.

Early Tender Results

On June 22, 2020, eBay Inc. (the “Company”) issued a press release announcing the results of the early settlement of its tender offer (the “Tender Offer”) to purchase for cash any and all of its $750,000,000 aggregate principal amount 2.875% Notes due 2021 (the “Notes”) that were validly tendered (and not validly withdraw) at or prior to 5:00 p.m., New York City time, on June 19, 2020 (the “Early Tender Time”), as described in the Company’s offer to purchase, dated June 8, 2020 (the “Offer to Purchase”) . In conjunction with the Tender Offer, the Company also commenced a solicitation of consents (the “Consent Solicitation” and, collectively with the Tender Offer, the “Offers”) to amend the indenture governing the Notes (the “Indenture”) to shorten the notice requirements for optional redemption with respect to each series of the Notes from 30 days to two business days (the “Proposed Amendment”).

According to information provided by D.F. King & Co., Inc., the information agent and tender agent for the Tender Offer, as of the Early Tender Time, the Company had received tenders from holders of the Notes (“Holders”) of $329,236,000 in aggregate principal amount of the Notes, representing approximately 43.90% of the total outstanding principal amount of the Notes.

The Company expects to make payment for all Notes validly tendered by the Early Tender Time and accepted for purchase on June 22, 2020 (the “Early Settlement Date”). All payments for the Notes purchased will also include accrued and unpaid interest on the principal amount of Notes purchased from the last interest payment date up to, but not including, the Early Settlement Date.

All of the terms of the Tender Offer remain the same. The final acceptance date and the final settlement date for the remaining Notes outstanding are expected to be July 6, 2020 and July 7, 2020 (the “Final Settlement Date”), respectively.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release dated June 22, 2020 relating to the early tender offer results

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

eBay Inc.

Date: June 22, 2020	By:	/s/ Marc D. Rome
	Name:	Marc D. Rome
	Title:	Vice President, Legal, Deputy General Counsel and Assistant Secretary